UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2018, the Compensation Committee of the Board of Directors of VIVUS, Inc., or the Company, authorized and approved a Supplemental Cash Bonus Plan, or the Plan. Under the Plan, John Amos, Chief Executive Officer of the Company, Kenneth Suh, President of the Company, Mark K. Oki, Chief Financial Officer and Chief Accounting Officer of the Company, John L. Slebir, Senior Vice President, Business Development and General Counsel of the Company, M. Scott Oehrlein, Chief Operations Officer of the Company, Santosh T. Varghese, M.D., Chief Medical Officer of the Company, and Deborah Larsen, Chief Strategy Officer (Commercial Operations) of the Company (each an Eligible Officer and together the Eligible Officers) shall each be eligible to receive a supplemental cash bonus of $200,000 should the Company achieve certain financial metrics in fiscal year 2019; provided, however, that the payment of the supplemental cash bonus shall be at the sole discretion of the Compensation Committee and made only to Eligible Officers in good standing and employed on the date of payment.

As previously disclosed, on August 3, 2018, the Board of Directors of the Company appointed Kenneth Suh to serve as the President of the Company. In connection with this appointment, the Board of Directors authorized the Company to reimburse Mr. Suh up to $100,000 for the reasonable and necessary expenses incurred by Mr. Suh in relocating from Canada to the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: August 9, 2018